SCHEDULE 14A INFORMATION

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ENTEGRIS, INC.

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ENTEGRIS, INC.

3500 Lyman Boulevard

Chaska, Minnesota 55318

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2009

The 2009 Annual Meeting of Stockholders of Entegris, Inc. will be held at the Company’s offices at 129 Concord Road, Billerica, Massachusetts on Wednesday, May 6, 2009, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect eight (8) Directors to serve until the 2010 Annual Meeting of Stockholders.

2.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Stockholders of record at the close of business on March 20, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Peter W. Walcott Senior Vice President, General Counsel & Secretary

Dated: April 3, 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS: (1) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED STAMPED ENVELOPE BY MAIL, (2) BY COMPLETING A PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, OR (3) BY COMPLETING A PROXY ON THE INTERNET AT THE INTERNET ADDRESS LISTED ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Stockholders to be Held on May 6, 2009 — the Proxy Statement and the Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=121011&p=irol-proxy

ENTEGRIS, INC.

3500 Lyman Boulevard

Chaska, Minnesota 55318

Proxy Statement for the 2009 Annual Meeting of Stockholders

To Be Held on May 6, 2009

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Entegris, Inc., a Delaware corporation, (“Entegris” or the “Company”) for use at the 2009 Annual Meeting of Stockholders to be held at the Company’s offices at 129 Concord Road, Billerica, Massachusetts on Wednesday, May 6, 2009, at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. This proxy statement, the foregoing Notice of Annual Meeting of Stockholders, the enclosed form of proxy and the Company’s 2008 Annual Report on Form 10-K are first being mailed or given to stockholders on or about April 3, 2009.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Entegris another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2009 Annual Meeting. Any properly completed proxy forms returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted IN FAVOR of the election of the eight named nominees as directors and in accordance with the recommendations of the Board of Directors with respect to other matters to come before the 2009 Annual Meeting. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2009 Annual Meeting which is not known to the Company as of the date of this proxy statement, unless the proxy directs otherwise.

Stockholders may vote by proxy in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card in accordance with the specified instructions, or (3) by completing a proxy on the Internet at the address listed on the proxy card in accordance with the specified instructions.

All costs of solicitation of proxies will be borne by Entegris. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Entegris will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2009 Annual Meeting was the close of business on March 20, 2009 (the “Record Date”). On the Record Date, there were 113,456,909 shares of Common Stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a majority of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors (see “Corporate Governance – Majority Voting for Directors” below). Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the directors.

HISTORICAL NOTE

The Company is the surviving entity from an August 6, 2005 merger pursuant to which Entegris, Inc., a Minnesota corporation, and Mykrolis Corporation, a Delaware corporation, were merged into the Company in a strategic merger of equals transaction. As used in this proxy statement, references to the “Merger” mean the above described merger of equals transaction and references to “Entegris Minnesota” and “Mykrolis” mean Entegris, Inc., a Minnesota corporation, and Mykrolis Corporation, a Delaware corporation, the constituent predecessor corporations to the Merger, respectively.

ELECTION OF DIRECTORS

At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms are expiring. The persons named in the enclosed proxy will vote to elect as directors the nominees designated by the Board of Directors, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors. There are no family relationships between or among any officers or directors of Entegris.

Nominees for Election

Set forth below are the name and age of each nominee for election as a director, his principal occupation and the year of his first election as a director of Entegris or a predecessor public corporation.

Name of Nominee	Age	Principal Occupation	Director Since*
Gideon Argov	52	President & Chief Executive Officer, Entegris, Inc.	2004
Michael A. Bradley	60	Chief Executive Officer, Teradyne, Inc.	2001
Michael P.C. Carns	71	Independent Business Consultant	2001
Daniel W. Christman	65	Senior Vice President, International Affairs, U.S. Chamber of Commerce	2001
Gary F. Klingl	69	Management Consultant	2000
Roger D. McDaniel	70	Chairman of the Board, Retired Executive	1999
Paul L.H. Olson	58	Chief Executive Officer, NuBridges, Inc.	2003
Brian F. Sullivan	47	Chief Executive Officer, SterilMed, Inc.	2003

*	Includes service with predecessor public company, Entegris Minnesota in the case of Messrs. Klingl, Olson, McDaniel and Sullivan and Mykrolis in the case of Messrs. Argov, Bradley, Carns and Christman.

Set forth below are the principal occupation and business experience during at least the past five years of each director as well as the names of other publicly held companies of which he serves as a director. All of the following directors have served as Entegris directors since the Merger.

Gideon Argov serves as our President and Chief Executive Officer. He served as the Chief Executive Officer and a director of Mykrolis from November 2004 until the Merger. Prior to joining Mykrolis, Mr. Argov was a

Special Limited Partner at Parthenon Capital, a Boston-based private equity partnership, since 2001. He served as Chairman, Chief Executive Officer and President of Kollmorgen Corporation from 1991 to 2000. From 1988 to 1991 he served as Chief Executive Officer of High Voltage Engineering Corporation. Prior to 1988, he led consulting engagement teams at Bain and Company. He is a director of Interline Brands, Inc., X-Rite Incorporated and Fundtech Corporation.

Michael A. Bradley served as a director of Mykrolis and as Chairman of the Audit & Finance Committee of the Mykrolis board of directors from 2001 until the Merger. He served as Chairman of the Audit & Finance Committee of the Company’s board of directors from the date of the Merger until June 14, 2006 and as a member of that committee until May 2008 when he joined the Management Development & Compensation Committee of the Company’s board of directors. He has been the Chief Executive Officer and a director of Teradyne, Inc. since 2004. Prior to that he served as President of Teradyne, Inc. since May of 2003 and as President, Semiconductor Test Division of Teradyne since April of 2001. Mr. Bradley served as the Chief Financial Officer of Teradyne, Inc. from 1999 until 2001 and as a Vice President of Teradyne since 1992. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Mr. Bradley was appointed to Teradyne’s Management Committee in 1994 and its Executive Committee in 1996. Mr. Bradley serves as a director of the Massachusetts High Technology Council. He received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

Michael P.C. Carns has served as a director of Mykrolis and as a member of the Management Development & Compensation Committee of the Mykrolis board of directors since 2001 and as Chairman of that committee from 2004 until the Merger; he has also served as the Chairman of the Management Development & Compensation Committee of the Company since June 14, 2006. Mr. Carns retired in the grade of General from the United States Air Force in September 1994 after 35 years of service. General Carns currently is an independent business consultant. From 2001 through 2003, he served as Vice Chairman of PrivaSource, Inc., a software company focusing on health data privacy and security. From 1995 to 2000, General Carns served as President and Executive Director of the Center for International Political Economy. From May 1991 until his retirement, General Carns served as Vice Chief of Staff, United States Air Force. From September 1989 until 1991, he served as Director of the Joint Staff, Joint Chiefs of Staff. He is a member of the Department of Defense Science Board and numerous professional and civic organizations. General Carns graduated from the United States Air Force Academy in 1959; from the Harvard Business School in 1967; and from the Royal College of Defence Studies, London, England in 1977.

Daniel W. Christman has served as a director of Mykrolis and as a member of the Audit & Finance Committee of the Mykrolis board of directors from 2001 until the Merger. From February of 2003 through 2004 he was designated as the Presiding Director of the Mykrolis Board of Directors. Since the Merger he served on the Audit & Finance Committee of the Company’s board of directors and since May 2008 on its Governance & Nominating Committee. In 2003 he became a Senior Vice President, International Affairs of the U.S. Chamber of Commerce. From 2001 until 2003 he was the President and Executive Director of the Kimsey Foundation, Washington, D.C., which has been active in education and community development in the Washington, D.C. area as well as in international issues that focus on the alleviation of human suffering. He was named to this position in July 2001, after his retirement as a Lieutenant General from a career in the United States Army that spanned more than 36 years. Immediately prior to his retirement, General Christman served as the Superintendent of the United States Military Academy at West Point since 1996. From 1994 until 1996, General Christman served as Assistant to the Chairman of the Joint Chiefs of Staff of the United States. General Christman’s key command positions have also included the U.S. Army’s Engineer School in the early 1990’s, and the U.S. Army Corps of Engineer District in Savannah, Georgia. General Christman also served in President Ford’s administration as a member of the National Security Council staff, where he shared responsibility for strategic arms control. General Christman currently serves as a member of the Board of Directors of Ultralife, Inc., a manufacturer of high-energy lithium batteries for military, industrial and consumer applications and of United Services Automobile Association. General Christman is a graduate of the United States Military Academy at West Point, where he also was an Assistant Professor of Economics. General Christman holds an MPA degree in public affairs and an MSE degree in civil engineering from Princeton University and a Juris Doctor degree from The George Washington University Law School.

Gary F. Klingl served as a director of Entegris Minnesota and as Chairman of the Compensation and Stock Option Committee of the Entegris Minnesota Board of Directors from September 2000 until the Merger; he also served as the Chairman of the Management Development & Compensation Committee of the Company’s board of directors from the Merger until June 14, 2006. Since 1994, Mr. Klingl has served as a management consultant. Prior to 1994, Mr. Klingl served as President of Green Giant Worldwide, a division of The Pillsbury Company and held various other management positions at Pillsbury.

Roger D. McDaniel serves as the independent Chairman of the Board of the Company and as the Chairman of the Audit & Finance Committee of the Company’s board of directors since June 14, 2006. Prior to the Merger, he served as a director of Entegris Minnesota and as a member of the Compensation and Stock Option and Audit Committees of the Entegris Minnesota Board of Directors from August 1999 until the Merger. Prior to that time, Mr. McDaniel was a director of Fluoroware, Inc. since August 1997. Mr. McDaniel, currently retired, was President and Chief Executive Officer of IPEC, Inc., a manufacturer of chemical-mechanical planarization (CMP) equipment for the semiconductor industry, from 1997 to 1999. From 1989 to August 1996, Mr. McDaniel was the Chief Executive Officer of MEMC Electronic Materials, Inc., a silicon wafer producer, and was also a director of MEMC from April 1989 to March 1997. Mr. McDaniel is a director of Veeco Instruments, Inc. He is also a past director and Chairman of the Semiconductor Equipment and Materials International (SEMI) organization.

Paul L.H. Olson served as a director of Entegris Minnesota and as Chairman of the Governance Committee of the Entegris Minnesota board of directors from March 2003 until the Merger and as the Chairman of the Governance and Nominating Committee of the Company’s board of directors since the Merger. Mr. Olson is the Chief Executive Officer and a director of NuBridges, Inc., a software business headquartered in Atlanta, Georgia. He served as Executive Vice President of Bethel University from 2002 to 2008. Prior to 2000, Mr. Olson was a founding executive of Sterling Commerce, Inc., an electronic commerce software company. Prior to his role with Sterling Commerce, he held executive positions with Sterling Software, Inc. and Michigan National Corp. Mr. Olson is a member of the board of directors of several private companies and non-profit organizations, including WMC Industries, Inc. and Christian Camp and Conference Association; Mr. Olson also serves as an advisor to Thoma Bravo Equity Partners. Mr. Olson holds a doctorate degree from the University of Pennsylvania.

Brian F. Sullivan served as a director of Entegris Minnesota and as a member of its Compensation and Stock Option Committee from December 2003 until the Merger; and served as a member of the Management Development & Compensation Committee of the Company from the Merger until May 2008 at which time he joined the Audit & Finance Committee. Mr. Sullivan has served as Chief Executive Officer of SterilMed, Inc. since 2002. From 1999 to 2002, Mr. Sullivan was co-chairman of an on-line grocery delivery company, SimonDelivers.com. Mr. Sullivan co-founded Recovery Engineering, Inc. in 1986, and was Chairman and Chief Executive Officer until it was sold in 1999. Mr. Sullivan is a member of the board of directors of Virtual Radiologic Corporation, as well as several private companies and non-profit organizations.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES

CORPORATE GOVERNANCE

Entegris’ Board of Directors believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensure that the Company is managed for the long-term benefit of its stockholders. The Board recognizes that maintaining and ensuring good corporate governance is a continuous process. To this end, our Board of Directors has adopted the Entegris, Inc. Corporate Governance Guidelines, the Entegris Code of Business Ethics (which is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors) and a charter for each committee of the Board. The Corporate Governance Guidelines, the Code of Business Ethics and the Charters of the Audit & Finance Committee, the Management Development & Compensation Committee and the Governance & Nominating Committee are available on the Company’s website at http://www.Entegris.com under “Investors” – “Corporate Governance” and will be provided in printed form to any stockholder who requests them from us. In addition, the Board has determined that each of Messrs. Bradley, Carns, Christman, Klingl, McDaniel, Olson and Sullivan is “independent” as determined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. The Entegris, Inc. Corporate Governance Guidelines provide that there will be an executive session, comprised exclusively of independent directors, at each regularly scheduled Board of Directors meeting. On February 21, 2008 the Board of Directors amended the Corporate Governance Guidelines to provide that these executive sessions shall be presided over by the Chairman of the Board of Directors, an independent director elected annually. Currently, Mr. McDaniel serves as Chairman of the Board of Directors.

Majority Voting for Directors

On December 17, 2008, the Company’s Board of Directors approved amendments to the Company’s By-Laws (the “By-Laws”) and Corporate Governance Guidelines in order to implement a change in the vote required to elect directors in uncontested director elections from a plurality-voting standard to a majority-voting standard. This change was effective as of the date of adoption.

The amendments to the By-Laws provide that a director nominee will be elected in an uncontested director election only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. Directors will continue to be elected by a plurality vote at any “contested” election which is defined as an election where the number of nominees exceeds the number of directorships to be filled. The amendments to the By-Laws also prohibit the Board from nominating for election (or filling a vacancy or newly created directorship with) any candidate who has not agreed in advance to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for reelection in the next election, and (b) the Board’s acceptance of such resignation. The By-Laws impose a similar requirement on director candidates nominated by stockholders. All nominees for election as director listed above have agreed to tender such a resignation.

If an incumbent director does not receive the required vote for reelection, the Governance & Nominating Committee of the Board will make a recommendation to the Board as to whether to accept the director’s resignation; the Board will consider this recommendation and determine, within 90 days after certification of the election results, whether to accept the director’s resignation and will promptly disclose its decision (including the reasons underlying the decision) in an SEC filing.

Board and Committee Meetings

The Board has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the directors. As noted above, the Board has adopted a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Audit & Finance Committee include selection, appointment, compensation and oversight of the Company’s independent registered public accounting firm as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held ten meetings during fiscal 2008. The current members of the Audit & Finance Committee are Roger D. McDaniel, Chairman, Daniel W. Christman and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and to comply with the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Roger D. McDaniel, the Chairman of the Audit & Finance Committee, possesses the attributes of an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

The Board also has a standing Management Development & Compensation Committee, which reviews executive compensation and development and provides recommendations to the Board regarding Entegris’s compensation programs. The Board has adopted a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Management Development & Compensation Committee include determining the compensation of corporate officers, reviewing and recommending changes to equity incentive and other employee benefit plans, reviewing the administration of such plans and reviewing the Company’s management development programs and strategies. The Management Development & Compensation Committee held ten meetings during fiscal 2008. The members of the Management Development & Compensation Committee are Michael P.C. Carns, Chairman, Michael A. Bradley and Gary F. Klingl, each of whom has been determined by the Board to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board has a standing Governance & Nominating Committee, which provides recommendations to the Board regarding Entegris’s corporate governance and corporate responsibility programs and recommends nominees to be elected to the board of directors. The Board has adopted a written charter for the Governance & Nominating Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Governance & Nominating Committee include the periodic review of corporate governance guidelines and matters related to corporate responsibility, review of matters relating to the size, composition, required skills and structure of the Board and committees thereof, the review and evaluation of potential candidates for nomination to the Board, recommendation to the Board of a slate of nominees for election as directors each year and the determination to accept or reject resignations of directors who fail to receive a majority vote for their re-election to the Board as described above. The Governance & Nominating Committee held four meetings during fiscal 2008. The members of the Governance & Nominating Committee are Paul L.H. Olson, Chairman, Daniel W. Christman and Gary F. Klingl, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board held six meetings during fiscal 2008. Each of Messrs. Argov, Bradley, Carns, Christman, Klingl, McDaniel, Olson and Sullivan attended at least 75% of the aggregate number of meetings held by the Board of Directors and by any committee on which he at the time served.

Director Nomination Process

The Governance & Nominating Committee is responsible for managing the process for nomination of new directors. The Committee may identify potential candidates for first-time nomination as a director using a variety of sources – recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm selected and engaged by the Governance & Nominating Committee. Following the identification of a potential director-nominee, the Governance & Nominating Committee commences an inquiry to obtain sufficient information concerning the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the specified minimum qualifications for first- time director nominees; (2) whether the individual would be considered independent under applicable rules of

NASDAQ and the Securities and Exchange Commission; and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit & Finance Committee and/or the Management Development & Compensation Committee of the Board.

The Governance & Nominating Committee evaluates candidates for director nominees in the context of the current composition of the Board taking into account all factors it considers appropriate, including but not limited to, the characteristics of independence, age, skills, experience, availability of service to Entegris, tenure of incumbent directors on the Board and the anticipated needs of the Board of Directors. The Governance & Nominating Committee believes that, the assessment of potential nominees to be recommended by the Governance & Nominating Committee, should include consideration of the following factors: (i) a position capable of making, or a record of, valuable contributions to the business community, (ii) personal qualities of leadership, character, judgment and a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) experience in the semiconductor/microelectronics industry or in other industries in which the Company operates; (iv) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like; (v) candor and willingness to operate on a team and to seek consensus; or (vi) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. In addition, at least one member of the Board should have accounting or related financial management expertise, as determined in the business judgment of the Board. The Governance & Nominating Committee will consider potential nominees recommended by our stockholders for the Committee’s consideration taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Chairman, Governance & Nominating Committee in care of the Company’s Senior Vice President, General Counsel & Secretary at Entegris, Inc., 129 Concord Road, Billerica, MA 01821. Our By-Laws provide for additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Stockholder Proposals for 2010 Annual Meeting” below. In addition, as noted above, our By-Laws require that all nominees, as a condition to being nominated, agree to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for reelection in the next election, and (b) the Board’s acceptance of such resignation.

Communications with the Independent Directors

Stockholders and other interested parties may communicate directly with a member or members of the Board or the non-management directors either individually or as a group by addressing their correspondence to the director or directors, c/o our Senior Vice President, General Counsel & Secretary, at the address listed above, with a request to forward the same to the intended recipient. All such communications will be reviewed by the Company’s Senior Vice President, General Counsel & Secretary and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chairman of the Board (Mr. McDaniel). The Chairman of the Board will provide to the directors copies or summaries of any such stockholder communications as he considers appropriate.

Director Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend Annual Meetings of Stockholders. All directors attended the 2008 Annual Meeting of Stockholders.

Director Compensation

Effective May 7, 2008, the Board adopted the following revised standard compensation arrangements for non-employee directors: an annual retainer of $55,000 plus an annual fee of $5,000 for service on the Audit & Finance Committee. Committee chairmen receive an annual fee in lieu of any committee service fee of $7,500 for the Management Development & Compensation Committee, $5,000 for the Governance and Nominating Committee and of $10,000 for the Audit & Finance Committee. Non-employee directors are also entitled to annual equity awards of $100,000 worth of restricted stock valued on the date of each Annual Meeting with restrictions lapsing one year following the date of award. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. The Entegris Board of Directors adopted the following standard compensation arrangement for the independent Chairman of the Board (Mr. McDaniel): the above specified annual retainer and applicable fees from committee service plus an annual chairman’s fee of $40,000. All of the foregoing fees are based on a June through May fiscal period and are paid quarterly in advance. Mr. Argov receives no compensation for his service as a director. Effective January 14, 2009, in order to provide the Company with some relief during the severe industry and general economic recession that we are currently experiencing, the Board of Directors approved an amendment to the above fee arrangements so that the fourth quarterly installment of such fees would not be paid and the directors were granted a restricted stock award equal to the number of shares yielded by dividing the amount of such fees that would have been due by the closing price of our stock on the NASDAQ on that date. Restrictions on these shares lapse on January 14, 2010.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2008.

(a)	(b)	(c)	(d)	(e)
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Michael A. Bradley	$60,000	$101,583	—	$161,583
Michael P.C. Carns	$65,625	$101,583	—	$167,208
Daniel W. Christman	$63,750	$101,583	—	$165,333
Gary F. Klingl	$59,583	$99,130	—	$158,713
Roger D. McDaniel	$98,750	$99,130	—	$197,880
Paul L. H. Olson	$63,750	$99,130	—	$162,880
Brian F. Sullivan	$62,500	$99,130	—	$161,630
James E. Dauwalter (3)	$40,000	0	$397,962	$437,962

(1)	Gideon Argov, the Company’s President and Chief Executive officer, is not included in this table since he is an employee of the Company, receives no compensation for his services as a director and is included in the Summary Compensation Table under Executive Compensation below.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 calculated in accordance with FAS 123(R) and thus includes amounts recognized with respect to the restricted stock unit awards to each non-employee director approved on May 9, 2007 and May 7, 2008 and in the case of Messrs. Bradley, Carns and Christman the amount recognized with respect to a pre-Merger option grant in April 2005. For a discussion of the assumptions underlying this valuation please see Note 17 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2008, which accompanies this Proxy Statement. The fair value of each of the restricted stock awards to non-employee directors approved on May 7, 2008, computed in accordance with FAS 123(R), as of that date was $87,519.
(3)	Mr. Dauwalter was an employee of the Company through December 31, 2008. He served as a director and the non-executive Chairman of the Board from the Merger until May 7, 2008. Prior to the Merger he served as the former President and CEO of Entegris Minnesota. The amount included in column (b) is the fee for serving as non-executive Chairman of the Board; Mr. Dauwalter received no other compensation for his services as a director of the Company. Included in the All Other Compensation column (d) in the above table are the following amounts: (i) Mr. Dauwalter’s salary of $25, 962 per annum, and (ii) a severance payment of $372,000 in accordance with the Employment Separation Agreement between Mr. Dauwalter and Entegris Minnesota which was assumed by the Company and filed as Exhibit 10.33 to the Company’s Form 10-K Annual Report for the fiscal year ended August 27, 2005.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is summary information concerning certain compensation earned, paid or awarded during fiscal years 2008, 2007 and 2006 by the Company to our chief executive officer, our chief financial officer, to the three other most highly compensated executive officers who were serving as executive officers at the end of the fiscal year and to our former chief operating officer (who resigned from that position July  7, 2008). Throughout this proxy statement we refer to these individuals collectively as the named executive officers.

Compensation Discussion and Analysis

Objectives of Executive Compensation Policies

The Entegris executive compensation policies are designed so that: (i) total compensation is tied to individual performance, (ii) total compensation will vary with the Company’s performance in achieving financial and non-financial objectives, and (iii) long-term incentive compensation is closely aligned with stockholders’ interests. Further, the Entegris executive compensation policies provide that the proportion of variable compensation increases as an employee’s level of responsibility increases so that compensation for senior executives is closely aligned with the Company’s performance. For these reasons, the Entegris executive compensation policies prioritize: pay-for-performance, competitive compensation and employee retention and alignment with stockholders’ interests. The overall objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high caliber executives;

•	foster teamwork and support the achievement of the Entegris’s financial and strategic goals through performance based financial incentives;

•	promote the achievement of strategic objectives which lead to long-term growth in stockholder value;

•	encourage strong financial performance by establishing competitive goals for target performance and leveraging incentive programs through stock-based compensation; and

•	align the interests of executive officers with those of Entegris and its stockholders by making incentive compensation dependent upon Company performance.

Evaluation of Compensation against External Data

In the design of the 2008 compensation programs the Management Development & Compensation Committee of the Board, which is comprised solely of independent non-employee directors, as described under “Corporate Governance” above, (the “Committee”) evaluated each element of compensation as well as total compensation against corresponding compensation data from comparable companies collected by Frederick W. Cook & Co., Inc. (“FW Cook”), one of the compensation consultants retained by the Committee to advise it with respect to the 2008 compensation programs. The Committee compares the Company’s compensation practices and levels of pay to a group of companies that were evaluated by FW Cook as being comparable to Entegris. For 2008 this “peer group” was comprised of the following 20 companies:

AMKOR Technology, Inc.	IDEX Corp.	Novellus Systems, Inc.
Axcelis Technologies, Inc.	KLA-Tencor Corp.	Robbins & Myers Inc.
Brooks Automation Materials Inc.	Kulicke & Soffa Industries	Roper Industries Inc.
Cabot Microelectronics, Inc.	Lam Research Corp.	Teradyne, Inc.
Credence Systems Corp.	MEMC Electronic Materials	Varian Semiconductor Equipment
Curtiss-Wright Corp.	Millipore Corporation	Veeco Instruments, Inc.
Cymer Inc.	MKS Instruments, Inc.

Information concerning the compensation practices of these companies was drawn from their proxy statements.

FW Cook supplemented this data with compensation survey data from technology companies and a broader, general industry compensation survey to develop a composite market perspective on competitive pay levels.

Based upon the Committee’s review of the compensation arrangements discussed below, the compensation levels of the above companies, general market pay practices for executives and its assessments of individual and corporate performance, the Company and the Committee believe that the value and design of the Company’s executive compensation policies for 2008 were appropriate. While executive officers, principally the Senior Vice President for Human Resources, worked closely with the Committee and with FW Cook, to design Entegris compensation programs for 2008, the Committee ultimately decides which policies to adopt and directs and finally approves the design of all compensation programs.

Elements of Compensation

The 2008 Entegris compensation program for senior executives, including the named executive officers listed in the Summary Compensation Table below, consisted of a number of elements which are summarized in the following table:

Compensation Element	What the Compensation Element Rewards	Purpose of the Compensation Element
Base Salary	Core competence in the executive role relative to required skills, experience and contributions to the Company.	Provide fixed compensation targeted at the median level, based on competitive market practice.

Short-Term Incentive Compensation (EIP)	Achievement of Company financial performance criteria and individual goals.

•      Provides focus on meeting annual performance goal that will lead to our long-term success;

•      Annual performance based cash incentive compensation;

•      Promotes achievement of critical annual performance metrics.

Long-Term Incentive Compensation

•      Achievement of critical financial metrics identified by the Committee over the life of the award;

•      Continued employment with the Company over the period covered by the award;

•      Focus on critical performance criteria creating value for stockholders.

• Encourage superior financial performance for the Company; • Executive ownership of our stock; • Retention of executives in a normally competitive labor market over the longer term.

Retirement Benefits	• Employee long-term commitment to the Company; • Saving for retirement; • Achievement of critical financial performance criteria.

•      Provides both a qualified and non-qualified tax-deferred retirement saving vehicle;

•      Makes total retirement benefits available to executives commensurate with other employees as a percentage of compensation.

Welfare Benefits	Executives participate in employee benefit plans generally available to employees.	Welfare benefits are a part of the broad based total compensation program designed to be competitive in the labor market.

Perquisites	Increased responsibility and leadership duties.	Limited perquisites to promote healthy lifestyle, responsible personal financial planning and to enhance productivity of business travel.

Change in Control and Termination Benefits	• Continuity of senior management during a change in control • Commitment by senior officers to remain in position in a change in control situation.	Change in control agreements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control of the Company. The change in control agreements are described in more detail below under “Potential Payments upon Termination as a Result of Change in Control”.

The use of these compensation elements enables us to reinforce our pay for performance philosophy and to strengthen our ability to attract and retain high-quality executives. The Company and the Committee believe that this combination of compensation elements provides an appropriate mix of fixed and variable pay and achieves an appropriate balance between short-term operational performance and long-term shareholder value. The Committee determines the amount of compensation under each component of executive compensation granted to the executive officers to emphasize performance based compensation tied to financial metrics approved by the Committee and to achieve the appropriate balance between cash compensation and equity compensation, as well as to reflect the level of responsibility of the executive officer. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. In fiscal 2008, the Committee granted a majority of total compensation to the named executive officers in the form of non-cash equity long-term incentive compensation.

When making compensation decisions, the Committee analyzed tally sheets prepared for each senior executive, including the named executive officers. These tally sheets were prepared by our human resources and finance departments and reviewed and commented on by FW Cook. Each of these tally sheets presents the dollar amount of each component of the named executive officers’ compensation, including current cash compensation (base salary and bonus), accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation.

These tally sheets reflect the annual compensation for the named executive officers (both target and actual), as well as the potential payments under selected performance scenarios and termination of employment and change-in-control scenarios. With regard to the performance scenarios, the tally sheets include the amounts of compensation that would be payable at target payout under the Entegris Incentive Plan and under the Company’s long term incentive program.

The overall purpose of these tally sheets is to bring together in one place, all of the elements of actual and potential future compensation of our named executive officers, as well as information about wealth accumulation, so that the Committee may analyze both aggregate total amount of actual and projected compensation. The Committee uses the tally sheet information in all other aspects of its analysis and compensation decision – making process including internal pay equity and other decisions regarding executive compensation.

When making compensation decisions, we also look at the compensation of our CEO and the other named executive officers relative to the compensation paid to similarly-situated executives at those “peer” companies listed above – this is often referred to as “benchmarking.” We believe, however, that a benchmark should be just that – a point of reference for measurement – but not the determinative factor for our executives’ compensation. The purpose of the comparison is merely to supplement and not to supplant the analyses of internal pay equity, wealth accumulation and the individual performance of the executive officers that we consider when making compensation decisions.

Because the comparative compensation information is just one of the several analytical tools that are used in setting executive compensation, the Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the Company’s overall budget for merit increases; and the competitive environment. Each year, we survey the compensation practices of companies serving the semiconductor and other industries deemed relevant as well as general market pay practices for executives in the United States as well as in other countries in which we have significant employee populations in order to assess the competitiveness of the compensation we offer. In fiscal 2008, we continued to target base salary at the median level of the companies identified by and included in the compensation surveys conducted or relied upon by FW Cook. However, as noted above, the Company and the Committee believe that our success is dependent on our ability to hire and retain high-caliber executives in critical functions, and the pursuit of this objective may require us to recruit individual executives who have significant compensation and retention packages in place with other employers. In order to attract such individuals to Entegris, we may be required to negotiate compensation packages that deviate from the general principle of targeting base pay at the median of our peers. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues. Therefore, for some executives, compensation was above the median.

In its review of tally sheets in connection with 2008 compensation, the Committee determined that base salary amounts for our named executive officers and for our CEO remained consistent with the Committee’s expectations.

Short-Term Incentive Compensation

During 2008 Entegris maintained a short-term variable incentive compensation program, the Entegris Incentive Plan or EIP, providing for a potential cash award based upon the achievement of financial and operating performance objectives. Under this plan, an incentive pool is established based upon the attainment of financial objectives established by the Committee. The Committee retained a second compensation consultant, Semler Brossy Consulting Group LLC (“Semler Brossy”), to advise it with respect to the design of the EIP and of the long term incentive program for 2008. During 2008 the named executive officers listed in the “Summary Compensation Table” below as well as one other senior executive were eligible to receive an incentive compensation payment targeting 75% of their base salary. Other employees were eligible to receive lesser percentages under the EIP, ranging from 3% to 50% of their base salary, depending on their level of responsibility. The Entegris Incentive Plan is administered by and all awards are made at the discretion of the Committee.

The EIP award formula includes the following elements:

Base Salary	X	Individual EIP Target %	X	Weighted Annual Award Performance Multiplier	=	EIP Award

During 2008 EIP awards to employees and executives, including the named executive officers, were based on a single Company financial performance criteria that was approved by the Committee: Adjusted Net Income (as described below) versus the net income projected in the 2008 annual operating plan. This net income metric was subject to adjustment for market conditions and for certain unusual and non-recurring items occurring during the year. The adjusted net income metric was substituted for earlier metrics because the Committee believed that a net income metric was a more relevant measure of the Company’s financial performance in a deteriorating business environment and was most closely aligned with the financial results relevant to the Company’s stockholders. For purposes of the 2008 EIP, Net Income means actual Net Income determined in accordance with Generally Accepted Accounting Principles (“GAAP”) adjusted for market conditions in accordance with a sliding scale that effectively increases or decreases target performance consistent with market increases or decreases, based on published third party market data and further adjusted for certain unusual and non-recurring items approved by the Committee as a part of the 2008 EIP.

Generally, the Weighted Annual Award Performance Multiplier is determined by applying the Company’s actual GAAP net income, adjusted for any unusual and non-recurring items approved as a part of the EIP by the

Committee, to a Market Adjustment Performance Target scale with respect to 50% of such Net Income amount to yield an achievement percentage against target performance adjusted to reflect positive or negative shifts in the semiconductor market during the year. The remaining 50% of such Net Income is applied to the original target to yield an unadjusted achievement percentage. These two achievement percentages are then combined to create the Weighted Annual Award Performance Multiplier.

During 2008 the EIP awards for senior employees were also subject to upward or downward adjustment to reflect exceptional or poor performance with respect to the achievement of individual goals established for 2008 for each senior employee as measured against the Company’s executive performance metrics which include:

•	demonstration of Company values

•	use of passion and focus to achieve desired results

•	insight in the analysis of information that demonstrates a thorough understanding of the problem and of the implications of the response

•	effective execution

•	ability to attract and retain talent

•	ability to anticipate and respond to future events

•	consideration of impact of decisions on others to gain support and obtain results; and

•	consideration of multicultural implications of decisions.

Individual goals for the named executive officers were established based on specific objectives relevant to the Company’s ongoing business strategy. As a general matter, achievement of these individual goals by the named executive officers was necessary for the Company to achieve target performance with respect to the financial metric described above.

Awards to other employees under the EIP were also based on the adjusted net income performance criteria described above as well as, in certain cases, other additional performance criteria directly related to their responsibilities.

The 2008 EIP contained an overall restriction that provided that there would be no award unless the Company was profitable on a GAAP Operating Income basis for the entire year. At the 2008 Annual Meeting of Stockholders the Company’s stockholders approved an amended and restated EIP to impose limits on awards and to specify a list of performance criteria upon which awards may be based.

Our performance in 2008 did not qualify for an award pay out; this is reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” as well as in the “Grants of Plan Based Awards” table below for the Chief Executive Officer and the named executive officers.

Long-Term Incentive Compensation

Executives are also eligible to receive equity grants and awards under the various Entegris equity incentive plans, which are also administered by the Committee. As a general matter, restricted stock awards, awards of performance shares and stock option awards to senior executives were the principal vehicles used by Entegris for the payment of long-term incentive compensation during 2008. The Company and the Committee believed that for 2008 the award of performance shares and stock options was an effective mechanism to align the interests of our executive officers and key personnel with those of Entegris shareholders which is expected to lead to an increase in the long-term value of Entegris. With the adoption of SFAS 123(R), which requires that we take an operating statement charge with respect to the grant of stock options, the Company and the Committee believe that grants of stock options to the broad-based key employee population are a less efficient long-term compensation vehicle than restricted stock. However for senior executives, the Committee believes that a mixture of restricted stock, performance share awards and stock options may be appropriate. All stock options granted to executive officers by our predecessor companies and by the Company as part of the 2008 LTIP award were granted with an exercise price equal to the fair market value on the date of grant. The Board has adopted a standing agenda that provides that the Committee will consider equity awards for a given year at an early meeting during that year (generally in February).

The 2008 long term incentive awards to the named executive officers are listed in the “Grants of Plan Based Awards” table below under the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards”, “All Other Stock Awards Number of Shares of Stock or Units” and “All Other Option Awards Number of Securities Underlying Options”. As noted above, the Committee retained Semler Brossy to redesign the LTIP for 2008. Fifty percent of the 2008 award (in terms of the fair value of the award) to executive officers, including the named executive officers, consisted of stock options to vest in three equal installments on the first through the third anniversary of the date of grant, and fifty percent consisted of performance shares representing the right to receive an award of restricted shares of the Company’s Common Stock if two financial performance criteria established by the Committee are achieved over the three year performance cycle of the award (2008-2010). The financial criteria upon which the performance share pay out is based are: revenue growth and return on invested capital in each case versus targets approved by the Committee and are weighted as follows: revenue growth – 75% of the performance share award and ROIC – 25% of the performance share award. At the end of the three year award cycle the Company’s actual performance is measured against the performance targets approved by the Committee depending on whether that actual performance exceeds, equals or falls below the approved target, the award recipient may receive from 0 to 200% of the annual potential share award. The Committee included stock options in the LTIP award for the senior executives, including the named executive officers, because it believes that stock options provide strong alignment with stockholder interests – they have no value unless there is appreciation in the value of the Company’s stock and provide an extended period to evaluate Company’s performance with respect to acquisitions and the cycles of the semiconductor industry. The Committee included performance shares based on revenue growth and ROIC over a three year performance cycle because these metrics will reflect the Company’s performance over a longer term and reward consistent performance. The Committee believed that revenue growth is a key indicator as to whether the Company is building a larger base for future sustained earnings growth while the 25% weighting on ROIC assures a linkage between revenue growth and profitability. The Committee believed that this mix of LTIP award vehicles achieves a balance between alignment with shareholder interests and making senior management accountable for key metrics that they can control while providing retention in the event that market forces undervalue the stock options. Non-executive employees receiving equity awards in 2008 received restricted stock, with the restrictions lapsing proportionately over four years.

The calculation of the 2008 performance share awards to executive officers, including the named executive officers, is illustrated by the following:

2008 Performance Share Award (# of Shares)	X	0.25	X	Actual 3 yr. Avg ROIC Multiplier (0-200%)	=	ROIC Award

2008 Performance Share Award (# of Shares)	X	0.75	X	Actual 3 yr Revenue Growth Multiplier (0-200%)	=	Revenue Growth Award

Our performance in 2008 did not qualify for a performance share award under either the 2006 or 2007 LTIP awards; as noted above, the 2008 LTIP performance share award is based on a three year performance cycle; these results are reflected for the named executive officers in the “Summary Compensation Table” below and the potential future annual payments under the 2008 performance share award are set forth in the “Grants of Plan Based Awards” table below. If and when earned, 75% of the performance shares under the 2008 long-term incentive award are free of restrictions and the remaining 25% is subject to restrictions that lapse on February 19, 2012. As discussed above, the Company and the Committee believe that achieving or exceeding these goals will create value for Entegris shareholders.

At the 2008 Annual Meeting of Stockholders the Company’s stockholders approved amendments to the 1999 Long Term Incentive and Stock Option Plan and the 2001 Equity Incentive Plan to add a list of performance criteria upon which awards may be based and to impose limitations for awards under those plans.

Stock Ownership Guidelines

During 2008 the Committee continued the stock ownership guidelines in order to assure the continuation of the close alignment of the interests of those executive officers who are elected by the Board of Directors with those of Entegris stockholders. This alignment is the objective of the long term incentive compensation discussed above. The guidelines provide that the CEO should attain and maintain beneficial ownership of Entegris stock having a value equal to five times his annual base salary; Executive Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to four times their respective annual base salaries, the Chief Financial Officer should attain and maintain beneficial ownership of Entegris stock with a value equal to three times his annual base salary and Senior Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to two times their annual base salary. The stock ownership guidelines provide that executives should attain this beneficial ownership of Entegris stock within five years of the later of their appointment to these positions or the date the guidelines were adopted.

Chief Executive Officer Compensation

The Committee evaluates the compensation package of the Chief Executive Officer of Entegris in accordance with the objectives and methodology described above. In 2006 Mr. Argov’s salary was established pursuant to a revised employment agreement entered into in connection with the Merger at a base salary of $600,000 per year which was approved by our Board of Directors on August 10, 2005. In addition, Mr. Argov is eligible to participate in Entegris’s variable incentive compensation plan, the EIP, at a target pay out level of 75% of base salary, in other employee benefits offered by Entegris, including equity incentive plans, and in any supplemental retirement plan offered by Entegris. He is also entitled to receive a financial planning allowance. In evaluating Mr. Argov’s base salary for 2008, the Committee also considered compensation levels of chief executive officers in the market pay survey conducted by FW Cook, individual performance and Entegris recent financial performance. For 2008 Mr. Argov proposed that his salary remain at the 2006 level; the Committee accepted this proposal.

During 2008 Mr. Argov participated in the EIP described above on the same basis as other senior executives, but, as noted above, for 2008 the Company’s performance did not qualify for any EIP award; this fact is reflected in the “Summary Compensation Table” and the “Grants of Plan Based Awards” table below.

During 2008 Mr. Argov was granted a long-term equity incentive award of 228,000 shares, consisting of stock options covering 168,000 shares and 60,000 performance shares, in each case on the same terms as described above under “Long Term Incentive Compensation”. As described above, the performance share award is divided into two portions; one of which, representing an aggregate of 75% of the award, are available with respect to the Company’s revenue growth versus a target approved by the Committee; the other portion, representing the remaining 25% of the award, is available for award if the Company achieves ROIC performance versus a target approved by the Committee in each case performance is measured at the end of a three year period (2008-2010). For 2008 our performance resulted in no payment to Mr. Argov under the provisions of the 2006 and 2007 long-term incentive awards; this result is reflected in the “Summary Compensation Table” below and the potential payments for future years under the 2008 performance share awards are included in the “Grants of Plan -Based Awards” table below.

With respect to our CEO’s future compensation, the Committee, in reliance upon the tally sheets and the advice of its compensation consultant for 2009, decided that the CEO’s base salary will remain at the 2006 level. In light of the severe economic conditions, the Committee has determined that neither Mr. Argov nor any of the named executive officers will receive an EIP award for 2009.

Benefits

We provide benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those U.S. employees who may be eligible to participate:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	✓	✓	✓
Medical/Dental Plans	✓	✓	✓
Life and Disability Insurance (1)	✓	✓	✓
Employee Stock Purchase Plan	✓	✓	✓
Entegris Incentive Plan (2)	✓	✓	✓
Long Term (Equity) Incentive Program	✓	✓	Not Routinely
Change of Control Agreements	✓	Not Offered	Not Offered
Supplemental Executive Retirement Plan (SERP)	✓	Not Offered	Not Offered
Deferred Compensation Plan	✓	✓	Not Offered

(1)	Entegris provides Company-paid Long-Term Disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All Entegris officers receive company-paid Long-Term Disability coverage that provides a monthly benefit of 60% of qualified salary to a maximum of $15,000 per month
(2)	Certain selected foreign managers are also eligible to participate in these plans.

Personal Benefits

The Company and the Committee believe that personal benefits, or perquisites, for executive officers should be limited in scope and value. As a result, we offer executives a minimal level of perquisites. We provide our senior officers, including the named executive officers, with a limited financial planning allowance via taxable reimbursements for financial planning services like financial advice, estate planning, and tax preparation, which are focused on assisting officers in achieving the highest value from their compensation. In addition, we provide limited reimbursement for life and disability insurance and health club and airline club memberships in order to encourage a healthy life style and provide more productive business travel arrangements. The aggregate value of all perquisites provided to the continuing named executive officers other than the CEO during 2008 was less than $10,000 each. The perquisites provided to the CEO during 2008, in the amount of $25,874, are included in the Summary Compensation Table below under the column entitled “All Other Compensation.”

Retirement Plan

Entegris offers retirement benefits to its U.S. employees through the tax-qualified Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement), hereafter referred to as the 401(k) Plan, which generally provides both an employer match for employee contributions and a discretionary profit sharing contribution. Executive officers participate in the 401(k) Plan on the same terms as those available for other eligible employees in the U.S. The 401(k) Plan provides a long-term savings vehicle that allows for pretax contributions by employees and tax-deferred earnings. Throughout 2008 the Company made matching contributions to the 401(k) Plan equal to 100% of such employee contributions on the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, not to exceed the annual IRS limit. During prior years the 401(k) Plan also included a defined contribution element that features a discretionary performance based cash profit-sharing contribution determined annually based on the Company’s performance against the financial criteria used to determine EIP awards pursuant to a formula approved by the Committee. These profit-sharing contributions vest beginning after two years of service in 25% annual increments until the employee is 100% vested after five years of service. Employees direct their own investments in the 401(k) Plan. In response to the severe economic recession and in order to conserve cash, effective in March 2009 the Company eliminated the Company matching contribution and eliminated the Company discretionary contribution for calendar years 2008 and 2009.

In connection with the 401(k) Plan we also maintain a Supplemental Executive Retirement Plan (SERP) that was initially assumed in the merger with Mykrolis Corporation and then amended and restated during 2008. Under this non-qualified plan, certain senior executives, including the named executive officers, are allowed certain salary deferral benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans. Compensation that may be deferred into the SERP include employee and matching employer contributions as well as employer discretionary profit sharing contributions to the 401(k) Plan that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. SERP participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the SERP participant, which may be allocated among the same 24 mutual funds as are offered with respect to the 401(k) Plan accounts.

For 2008 the Company’s performance did not qualify for a discretionary profit sharing contribution to either the 401(k) plan or to the SERP; this discretionary contribution was also eliminated for 2009. In addition, as with the 401(k) Plan, employer matching contributions were eliminated effective March 2009.

The individual participant balances in the 401(k) Plan and SERP reflect a combination of: (1) the annual amount contributed by the Company or by the employee to the SERP and the amount of his or her cash compensation that the employee elects to defer; (2) the annual contributions and/or deferred amounts being invested at the direction the employee (the same investment choices are available to all participants); and (3) the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including executive officers, may have materially different account balances because of a combination of these factors.

See the “Non-Qualified Deferred Compensation Table” below for more information on SERP balances and earnings.

Summary Compensation Table

The following table summarizes the reportable compensation in accordance with Item 402(c) of Regulation S-K under the Securities Act of 1933 to the named executive officers for the fiscal years ended December 31, 2008, 2007 and 2006:

(a)	(b)	(c)			(d)		(e)		(f)		(g)		(h)		(i)
Name and Principal Position	Year	Salary ($)			Bonus ($)(2)		Stock Awards (3) ($)		Option Awards (4) ($)		Non-Equity Incentive Plan Compensation ($)(5)		All Other Compensation ($)(6)		Total ($)
Gideon Argov President & Chief Executive Officer	2008 2007 2006	$ $ $	623,077 600,000 600,000	(1)	$ $ $	0 0 0	$ $ $	201,864 766,205 1,280,236	$ $ $	242,842 570,766 1,070,192	$ $ $	0 292,500 416,250	$ $ $	46,374 90,968 73,791	$ $ $	1,114,157 2,320,439 3,440,469

Gregory B. Graves Executive Vice President & Chief Financial Officer	2008 2007 2006	$ $ $	326,679 273,757 242,462	(1)	$ $ $	0 0 27,553	$ $ $	240,370 326,352 512,661	$ $ $	46,062 0 53,665	$ $ $	0 134,067 168,207	$ $ $	18,430 30,938 23,795	$ $ $	631,541 765,114 1,028,343

Bertrand Loy Executive Vice President & Chief Operating Officer 7/7/2008 – 12/31/2008	2008 2007 2006	$ $ $	359,282 307,050 307,050	(1)	$ $ $	0 0 33,375	$ $ $	272,421 493,034 823,175	$ $ $	100,306 0 25,667	$ $ $	0 149,687 213,016	$ $ $	20,359 36,405 37,337	$ $ $	752,368 986,176 1,439,620

Peter W. Walcott Senior Vice President & General Counsel	2008 2007 2006	$ $ $	277,515 258,556 258,556	(1)	$ $ $	0 0 29,381	$ $ $	143,478 340,555 589,338	$ $ $	27,637 0 25,667	$ $ $	0 126,046 179,373	$ $ $	16,142 30,655 29,889	$ $ $	464,772 755,812 1,112,204

John J. Murphy Senior Vice President Human Resources	2008 2007 2006	$ $ $	257,599 240,000 240,000	(1)	$ $ $	0 0 0	$ $ $	191,360 220,433 204,252	$ $ $	18,425 0 0	$ $ $	0 117,000 166,500	$ $ $	14,984 25,688 14,921	$ $ $	482,368 603,121 625,673

Jean-Marc Pandraud Executive Vice President & Chief Operating Officer 1/1/2008 – 7/7/2008	2008 2007 2006	$ $ $	199,396 345,501 345,501		$ $ $	0 0 39,262	$ $ $	238,404 532,515 880,583	$ $ $	74,305 0 42,000	$ $ $	0 168,432 239,691	$ $ $	208,266 40,963 42,905	$ $ $	723,071 1,087,411 1,589,942

(1)	The amounts listed for salary in 2008 include one bi-weekly payment with respect to 2009 which was paid during 2008 due to the timing of the payroll run during the year end holidays.
(2)	The amounts listed under column (d) are comprised of integration execution bonuses paid in conjunction with the integration of the Mykrolis and the Entegris Minnesota businesses following the Merger.
(3)	The amounts in column (e) reflect the dollar amount of share-based compensation expense recognized for financial statement reporting purposes for each of the fiscal years ended December 31, 2008, 2007 and 2006, calculated in accordance with FAS 123(R) with respect to awards of restricted stock and performance shares pursuant to the Company’s long term incentive program and thus includes amounts from restricted stock and performance share awards granted prior to 2008. The value of performance shares received with respect to 2008 cannot be determined until the end of the three-year performance cycle (2008-2010) on which the award is based. The value of performance shares received with respect to 2007 was calculated by applying the Company performance multiplier earned with respect to the 2007 portion of the 2006 award of 65% and with respect to the 2007 EPS portion of the 2007 award of 60% (the revenue portion of the 2007 performance share award did not earn an award); the value of 2006 performance share awards with respect to 2008, based on the Company’s performance in 2008 was $0; the value of 2006 performance share awards with respect to 2009 will not be determined until performance criteria are established by the Management Development & Compensation Committee of the Board and the Company’s financial results for 2009 are reported. The value of the ROIC portion of the 2007 performance share awards will not be determined until financial results for fiscal 2009 are reported. For a discussion of the assumptions underlying this valuation please see Note 17 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2008, which accompanies this Proxy Statement.
(4)	The amounts in column (f) consist of the dollar amount of share-based compensation expense recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 calculated in accordance with FAS 123(R) with respect to stock option awards granted in 2008 and prior to 2006. For a discussion of the assumptions underlying this valuation please see Note 17 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2008, which accompanies this Proxy Statement.
(5)	The amounts listed under column (g) were payable under the Entegris Incentive Plan with respect to the Company’s performance during the indicated fiscal year and was paid in February or early March of the succeeding year. As indicated, the Company’s performance in 2008 did not qualify for any award under the EIP. See “Compensation Discussion and Analysis—Short Term Incentive Compensation”.

(6)	Included in the amounts listed under column (h) are: (a) employer matching contributions under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement) (the 401(k) Plan) of $9,200 to each of Messrs. Argov; Graves, Loy, Walcott, Murphy and Pandraud for 2008; of $9,000 to each of Messrs. Argov; Graves, Loy, Walcott, Murphy and Pandraud for 2007; and of $8,800 to each of Messrs. Argov; Graves, Loy, Walcott, Murphy and Pandraud for 2006; (b) discretionary “profit sharing” contributions by the Company under the 401(k) Plan of $0 to each of Messrs. Argov, Graves, Loy, Walcott, Murphy and Pandraud for 2008, $6,750 to each of Messrs. Argov, Graves, Loy, Walcott, Murphy and Pandraud for 2007 and $6,600 to each of Messrs. Argov, Graves, Loy, Walcott, Murphy and Pandraud for 2006; (c) employer matching contributions to the Entegris, Inc. Supplemental Executive Retirement Plan for Key Salaried Employees (SERP) as follows for 2008: Mr. Argov – $11,300; Mr. Graves – $9,230; Mr. Loy – $11,159; Mr. Walcott – $6,942; Mr. Murphy – $5,784 and Mr. Pandraud – $6,155; for 2007: Mr. Argov – $31,650; Mr. Graves – $8,679; Mr. Loy – $11,803; Mr. Walcott – $8,517; Mr. Murphy – $7,260 and Mr. Pandraud – $14,408; and for 2006: Mr. Argov – $20,748; Mr. Graves – $4,797; Mr. Loy – $8,184; Mr. Walcott – $5,700; Mr. Murphy – $2,501; and Mr. Pandraud – $10,576; (d) discretionary “profit sharing” contributions by the Company to the SERP as follows: for 2008 – $0 to all named executive officers; for 2007: Mr. Argov – $23,738; Mr. Graves – $6,509; Mr. Loy – $8,852; Mr. Walcott – $6,388; Mr. Murphy – $5,445 and Mr. Pandraud – $10,806; and for 2006: Mr. Argov – $15,561; Mr. Graves – $3,598; Mr. Loy – $6,138; Mr. Walcott – $4,275; Mr. Murphy – $1,876 and Mr. Pandraud – $7,932; (e) earnings (losses) at market rates on account balances under the SERP are set forth in column (d) of the Non-Qualified Deferred Compensation Table below; (f) perquisites with an aggregate value in excess of $10,000 as follows for 2008: Mr. Argov – $25,874 for tax and financial planning services, reimbursement for certain state tax penalties and interest and federal tax gross ups, excess LTD coverage and club membership dues; for 2007: Mr. Argov – $22,375 for tax and financial planning services, excess LTD coverage and club membership dues; Mr. Murphy – $10,808 for tax and financial planning services, and excess LTD coverage; and for 2006: Mr. Argov – $22,081 for tax and financial planning services, excess LTD coverage and club membership dues. Mr. Pandraud received the following amounts for 2008: $6,892 for excess LTD coverage, and financial planning; and payments in the amount of $186,019 were made in connection with Mr. Pandraud’s termination of his employment with the Company in 2008. Additional payments, conditioned on Mr. Pandraud’s fulfillment of non-competition obligations to the Company under his separation arrangements, payable in July 2010 in the amount of $534,570, were accrued in 2008.

Grants of Plan Based Awards

During the fiscal year ended December 31, 2008 the following plan based awards were granted to the named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards (5)
		Thresh- Hold ($)	Target ($)	Maximum ($)	Thresh- Hold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Gideon Argov	3/11/2008	$180,000	$450,000	$900,000	—	—	—	—	—	—	—
	3/11/2008	—	—	—	30,000	60,000	120,000	—	168,000	$6.96	$795,600

Gregory B.Graves	2/14/2008	$94,875	$237,188	$474,375	—	—	—	—	—	—	—
	2/21/2008	—	—	—	12,500	25,000	50,000	—	70,000	$7.07	$337,750
	7/3/2008	—	—	—	—	—	—	50,000	—	—	$328,000

Bertrand Loy	2/14/2008	$150,000	$281,250	$562,500	—	—	—	—	—	—	—
	2/21/2008	—	—	—	12,500	25,000	50,000	—	70,000	$7.07	$337,750
	7/7/2008	—	—	—	—	—	—	50,000	150,000	$6.43	$656.000

Peter W. Walcott	2/14/2008	$80,421	$201,053	$402,105	—	—	—	—	—	—	—
	2/21/2008	—	—	—	7,500	15,000	30,000	—	42,000	$7.07	$202,650

John J. Murphy	2/14/2008	$74,520	$186,300	$372,600	—	—	—	—	—	—	—
	2/21/2008	—	—	—	5,000	10,000	20,000	—	28,000	$7.07	$135,100

Jean-Marc Pandraud	2/14/2008	$106,914	$267,285	$534,570	—	—	—	—	—	—	—
	2/21/2008	—	—	—	15,000	30,000	60,000	—	84,000	$7.07	$405,300

(1)	These grants were made pursuant to the Entegris Incentive Plan for 2008 and reflect the minimum, target and maximum payouts under the EIP with respect to 2008; the actual payout to the above named executive officers with respect to the Company’s 2008 performance was $0 and is reflected in column (g) of the Summary Compensation Table above.
(2)	These awards were made pursuant to the Entegris, Inc. 1999 Long Term Incentive and Stock Option Plan and the Entegris, Inc. 2001 Equity Incentive Plan. Awards were of performance shares that will be earned based on our performance with respect to revenue growth and ROIC versus targets established by the Management Development & Compensation Committee of our Board of Directors over a three year performance cycle (2008-2010). If threshold performance is not achieved, no shares will be awarded.
(3)	These awards of restricted stock were special incentive awards to the indicated officers pursuant to a management realignment; restrictions lapse on July 3, 2010 in the case of Mr. Graves and on July 7, 2011 in the case of Mr. Loy.
(4)	The indicated awards are stock option grants with an exercise price of the closing price on the NASDAQ of our stock on the indicated date of grant and that vest ratably over three years on each anniversary of the date of grant.
(5)	The indicated grant date fair value of these stock awards is calculated in accordance with FAS 123(R) assuming that the performance shares reported in columns (f), (g) and (h) are earned at the target level (column (g)).

Outstanding Equity Awards at Fiscal Year End

The following table lists the number of securities underlying stock options and restricted stock and performance share awards outstanding as of December 31, 2008; there were no awards designated in units or other rights outstanding as of the end of the fiscal year:

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2) (#)	Market Value of Shares of Stock That Have Not Vested (6) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (3)(4) (5)(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(6)
Gideon Argov	625,500	—		—	$8.35	11/21/2011	—	—	—	—
	—	—		—	—	—	—	—	37,500	$82,125
	—	—		—	—	—	13,500	$29,565	60,000	$131,400
	—	168,000	(1)	—	$6.96	3/11/2015	—	—	60,000	$131,400

Gregory B. Graves	46,500	—		—	$8.52	9/3/2012	—	—	—	—
	7,500	—		—	$5.90	10/15/2012	—	—	—	—
	45,000	—		—	$13.50	10/15/2013	—	—	—	—
	47,000	—		—	$8.37	10/15/2014	—	—	—	—
	—	—		—	—	—	12,500	$27,375	6,250	$13,688
	—	—		—	—	—	9,600	$21,024	16,000	$35,040
	—	—		—	—	—	50,000	$109,500	—	—
	—	70,000	(1)	—	$7.07	2/21/2015	—	—	25,000	$54,750

Bertrand Loy	18,873	—		—	$6.10	12/7/2010	—	—	—	—
	9,558	—		—	$4.89	12/18/2009	—	—	—	—
	76,450	—		—	$11.12	12/4/2010	—	—	—	—
	—	—		—	—	—	18,750	$41,063	9,375	$20,531
	—	—		—	—	—	12,000	$26,280	20,000	$43,800
	—	150,000	(1)	—	$6.43	7/7/2015	50,000	$109,500	—	—
	—	70,000	(1)	—	$7.07	2/21/2015	—	—	25,000	$54,750

Peter W. Walcott	14,523	—		—	$4.65	12/9/2009	—	—	—	—
	22,646	—		—	$6.10	12/7/2010	—	—	—	—
	76,450	—		—	$4.89	12/18/2009	—	—	—	—
	69,500	—		—	$11.12	12/4/2010	—	—	—	—
	—	—		—	—	—	12,500	$27,375	6,250	$13,688
	—	—		—	—	—	7,200	$15,768	12,000	$26,280
	—	42,000	(1)	—	$7.07	2/21/2015	—	—	15,000	$32,850

John J. Murphy	—	—		—	—	—	32,500	$71,175	3,750	$8,213
	—	—		—	—	—	4,800	$10,512	8,000	$17,520
	—	28,000	(1)	—	$7.07	2/21/2015	—	—	10,000	$21,900

Jean-Marc Pandraud	51,183	—		—	$6.10	7/7/2009	—	—	—	—
	97,300	—		—	$4.89	7/7/2009	—	—	—	—
	83,400	—		—	$11.12	7/7/2009	—	—	—	—

(1)

These options vest as follows: Mr. Argov – 56,000 shares on each March 11th in 2009, 2010 and 2011; Mr. Graves – 23,333 shares on each of February 19th in 2009, 2010 and 23,334 on February 19, 2011; Mr. Loy – 150,000 shares on July 7, 2011 and 23,333 shares on each of February 19th in 2009, 2010 and 23,334 on February 19, 2011; Mr. Walcott – 14,000 shares on each of February 19th in 2009, 2010 and 2011; and Mr. Murphy – 9,333 on each of February 19th in 2009, 2010 and 9,334 on February 19, 2011.

(2)

Restrictions on the indicated shares of restricted stock lapse as follows (in the order in which the awards are listed in the above table): Mr. Argov – 4,500 shares on February 19th of each of 2009, 2010 and 2011; Mr. Graves – (i) 6,250 shares on each of January 18, 2009 and 2010; and (ii) 3,200 shares on each of February 19, 2009, 2010 and 2011; and

(iii) 50,000 shares on July 3, 2010; Mr. Loy – (i) 9,375 shares on each of January 18, 2009 and 2010; (ii) 4,000 shares on each of February 19, 2009, 2010 and 2011; (iii) 50,000 shares on July 7, 2011; Mr. Walcott – (i) 6,250 shares on each of January 18, 2009 and 2010 (ii) 2,400 shares on each of February 19, 2009, 2010 and 2011; Mr. Murphy – (i) 12,500 shares on January 18th of each of 2009 and 2010; (ii) 1,600 shares on each of February 19, 2009, 2010 and 2011.

(3)	The first entry in this column for each named executive officer is the performance shares granted as a part of the 2006 long term equity incentive program to the named executive officers; the performance share award was divided by 4 and allocated to be earned with respect to calendar years 2006, 2007, 2008 and 2009; shares are not actually awarded until earned with respect to a given year, based on the Company’s performance with respect to that year against financial metrics established by the Management Development & Compensation Committee of the Board. The number of performance shares indicated in column (i) for each named executive officer is a projection of the unearned, unvested shares under the 2006 performance share award with respect to calendar year 2009 assuming that the Company’s performance for each of those years is at the target level using the financial metrics established for 2006 throughout that period as specified by instruction 3 to Regulation S-K, Item 402(f)(2); actual financial metrics for that year will be established annually by the Management Development & Compensation Committee, based upon the operating plan established for each such year and actual performance may result in awards that are significantly lower than those projected in columns (i) and (j) or in no award at all. Based on the Company’s performance during 2008, no shares were earned by the named executive officers with respect to the 2006 performance share award.
(4)	The second entry in this column for each named executive officer is the performance shares granted as a part of the 2007 long term equity incentive program to the named executive officers; the performance share award was divided by 3 and allocated to be earned with respect to three weighted financial metrics, two of which related to fiscal 2007 performance and the third of which related to three year average ROIC performance for the years 2007, 2008 and 2009. The number of performance shares indicated in column (i) for each named executive officer is a projection of the unearned, unvested shares under the 2007 performance share award with respect to calendar years 2007, 2008 and 2009 assuming that the Company’s performance for the ROIC metric is at the target level as specified by instruction 3 to Regulation S-K, Item 402(f)(2); actual performance may result in awards that are significantly lower than those projected in columns (i) and (j) or in no award at all. Shares earned under this award with respect to our 2007 performance that remain unvested are reflected in columns (g) and (h).
(5)	The third entry in this column for each named executive officer is the performance shares granted as a part of the 2008 long term equity incentive program to the named executive officers; the performance share award is to be earned over a three year performance period (2008, 2009 and 2010) with respect to two weighted financial metrics: 75% on revenue growth against target and 25% on average ROIC performance against target; in each case these targets were established by the Management Development & Compensation Committee of the Board. The number of performance shares indicated in column (i) for each named executive officer is a projection of the unearned, unvested shares under the 2008 performance share award with respect to calendar years 2008, 2009 and 2010 assuming that the Company’s performance for each metric is at the target level as specified by instruction 3 to Regulation S-K, Item 402(f)(2); actual performance may result in awards that are significantly lower than those projected in columns (i) and (j) or in no award at all.
(6)	The indicated value is calculated using the closing price for the Company’s common stock on December 31, 2008 ($2.19).

Option Exercises and Stock Vested

The following table lists the stock option exercises by, and the number of shares of restricted stock vested with respect to, the named executive officers during the fiscal year ended December 31, 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
(a)	(b)	(c)	(d)	(e)
Gideon Argov	—	—	87,890	$422,793
Gregory B. Graves	—	—	37,667	$212,265
Bertrand Loy	—	—	50,699	$296,663
Peter W. Walcott	—	—	33,533	$195,902
John J. Murphy	—	—	20,288	$143,142
Jean-Marc Pandraud (3)	—	—	36,930	$254,500

(1)	Includes both restricted stock that vested during the fiscal year and performance shares that were earned and vested during the fiscal year.

(2)	Value realized on vesting of stock awards based on the closing value of the Company’s common stock on the date of vesting.
(3)	Does not include 28,000 shares covered by options and 44,600 shares of restricted stock that vested upon Mr. Pandraud’s separation effective date. Pursuant to a letter agreement these shares vested on such date and were converted into a contract right to receive cash equal to the greater of the fair market value of such shares on such severance date or the date immediately preceding the cash payment date of July 7, 2010: such cash payment is also subject to the fulfillment of certain conditions by Mr. Pandraud.

Nonqualified Deferred Compensation

Pursuant to the Company’s SERP, certain executives, including named executive officers, may defer eligible compensation in excess of the maximum deferral amount allowed under the terms of the Company’s 401(k) Plan. Deferral elections are made by eligible executives in December of each year for amounts to be contributed in the following year. Compensation that may be deferred into the SERP include employee and matching employer contributions as well as employer discretionary profit sharing contributions to the 401(k) Plan that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Payment of distributions to the participant under the SERP may be made only upon the retirement, death, disability or other termination of employment with the Company and shall be paid in a lump sum six months following the date of such termination. No SERP distributions may be made to a participant while still employed by Entegris. SERP participants are 100% vested with respect to participant and employer matching contributions; employer profit sharing contributions vest beginning after 2 years of service in 25% annual increments until the participant is 100% vested after 5 years of service. SERP participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the SERP participant, which may be allocated among the same 24 mutual funds as are offered with respect to the 401(k) Plan accounts.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Gideon Argov	$0	$11,300	$(66,078)	0	$109,395
Gregory B. Graves	$26,134	$9,230	$(22,814)	0	$75,816
Bertrand Loy	$17,964	$11,159	$(124,771)	0	$245,121
Peter W. Walcott	$23,617	$6,942	$(162,166)	0	$306,463
John J. Murphy	$5,152	$5,784	$(9,578)	0	$26,233
Jean-Marc Pandraud	$127,301	$6,155	$(354,795)	0	$603,420

(1)	The employer matching contribution reflected on column (c) is established by an offset formula which includes contributions to the employee’s 401(k) account in the calculation of the employer matching contribution under the SERP.
(2)	The amounts listed for each of the named executive officers in column (d) is detailed with respect to each named executive officer in footnote 6 to the Summary Compensation Table above in clauses (c), (d) and (e) of that footnote.

The Company also maintains a Deferred Compensation Plan that permits eligible participants, subject, to certain restrictions, to defer a specified portion of his or her base salary, incentive compensation and stock compensation for a fixed period specified by the eligible participant at the time the deferral election is made. Eligible participants are those employees who qualify as highly compensated within the meaning of ERISA and who have been designated as eligible by the Management Development & Compensation Committee of the Company’s Board of Directors. Amounts deferred under this plan receive notional earnings based on the investment performance of investments selected by the eligible participant from among the same selection of mutual funds and index funds as are offered under the Company’s 401(k) plan. During 2008 none of the named executive officers participated in this plan.

Potential Payments Upon Termination as a Result of Change-In-Control

Under Mr. Argov’s employment contract described above under “Compensation Discussion and Analysis – Chief Executive Officer Compensation” in the event of the termination of Mr. Argov’s employment under certain circumstances, he will be entitled to severance benefits that vary depending on the circumstances of the termination, including the severance benefits to which he is entitled in the event of a termination following a change of control (as defined in the agreement) which are substantially identical to the change of control agreements described below. If Mr. Argov is terminated by Entegris or a successor other than for cause, if he terminates his own employment for good reason or if Entegris or its successor elects not to extend the agreement for any of the otherwise automatic one-year extension periods, he will receive, in addition to all forms of compensation that he has accrued prior to termination, (i) payment of base salary commencing with the first regular payday in the seventh month following the date of termination for two years following the date of termination (or through the day immediately preceding the third anniversary of the effective date of the agreement if termination occurs prior to the first anniversary of the effective date of the agreement); (ii) the greater of the target bonus or the highest bonus paid to Mr. Argov during the three years prior to termination; (iii) continuation of health, dental and group life insurance coverage through the date Mr. Argov continues to receive his base salary following termination or the date he becomes eligible for such coverage with a different employer; (iv) immediate vesting of all outstanding unvested equity awards; and (v) reimbursement of up to $15,000 in outplacement services. Mr. Argov agreed to non-competition and non-solicitation covenants with Entegris for a period of two years following the termination of his employment.

There are currently effective agreements with Messrs. Graves, Loy, Walcott and Murphy as well as one other executive officer to provide them with certain severance benefits in the event of a “Change of Control” of Entegris. In substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s then outstanding Common Stock, if those members who constituted a majority of the Board of Directors cease to be so, if an agreement for the merger or other acquisition of the Company is consummated (including the consummation of the Merger). If during the two-year period following a Change of Control the executive’s employment is terminated or if the executive terminates employment for “good cause” (as defined in the agreement – generally certain adverse changes to the terms or conditions of the executive’s employment), then the executive will become immediately entitled to: (i) payment of all unpaid compensation, vacation and expenses earned or incurred prior to the date of termination; (ii) a lump sum severance payment equal to the sum of two times the executive’s base salary plus two times the greater of the highest annual bonus during the three years prior to termination or target bonus for the year of termination; (iii) medical, dental and life insurance benefits for executive and executive’s family members for a period of two years following the date of termination; (iv) immediate vesting of all unvested stock options, the ability to exercise stock options for a period of up to one year following such termination (or, if earlier, until the expiration date of the options), and the immediate lapse of all restrictions on executive’s restricted stock; and (v) up to $15,000 of outplacement services.

If the above described provisions had been triggered on the last business day of 2008, the cash amounts payable to Messrs. Argov, Graves, Loy, Walcott and Murphy would have been approximately $3,165,000, $1,675,313, $1,983,750, $1,422,368, and $1,319,100, respectively, and equity awards (stock options, restricted stock and performance shares) would vest with the following aggregate values: Mr. Argov – $374,490; Mr. Graves – $261,377; Mr. Loy – $295,924; Mr. Walcott – $115,961 and Mr. Murphy – $129,320.

The agreements also provide for an additional tax “gross-up” payment to the executive of an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the Internal Revenue Code of 1986 as a result of any payments or benefits received by him (whether or not received pursuant to the amended and restated executive employment agreement).

The agreements include a confidentiality covenant and two year post-termination non-competition and non-solicitation covenants by each executive.

Management Development & Compensation Committee Interlocks and Insider Participation

The current members of the Entegris Management Development & Compensation Committee are Michael P.C. Carns, Chairman, Michael A. Bradley and Gary F. Klingl. No member of the Company’s Management Development & Compensation Committee was at any time during fiscal year 2008 an officer or employee of either the Company or of any subsidiary, nor has any member of such Committee had any relationship with Entegris requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2008, no executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development  & Compensation Committee of the Company.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

REPORT

The Management Development & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Act of 1933 with management and, based on such review and discussions, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael P.C. Carns, Chairman

Michael A. Bradley

Gary F. Klingl

OWNERSHIP OF ENTEGRIS COMMON STOCK

Management Holdings of Entegris Common Stock

The following table sets forth information concerning the number of shares of Entegris Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee; each of the five most highly compensated named executive officers and all directors and executive officers as a group as of January 31, 2009. This information is based on information provided by each director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount And Nature of Shares Beneficially Owned (1) (2)		% of Class (3)
Gideon Argov	1,073,501		*
Michael A. Bradley	90,924		*
Michael P.C. Carns	90,229		*
Daniel W. Christman	93,009	(4)	*
Gregory B. Graves	334,197		*
Gary F. Klingl	94,167		*
Bertrand Loy	406,203		*
Roger D. McDaniel	113,799		*
John J. Murphy	92,549		*
Paul L. H. Olson	58,167		*
Brian F. Sullivan	58,167		*
Peter W. Walcott	288,708		*
All Directors and Executive Officers as a Group
(13 persons including those listed above):	3,122,304	(5)	2.8

*	None of these officers or directors owns as much as 1.0% of Entegris common stock.
(1)	Included in the shares listed as beneficially owned are the following number of shares subject to acquisition through the exercise of stock options under Entegris stock option plans which the following directors and executive officers have the right to acquire within 60 days following January 31, 2009: Mr. Argov – 681,500 shares; Mr. Bradley – 56,063 shares; Mr. Carns – 56,063 shares; Mr. Christman – 56,063 shares; Mr. Graves – 169,333 shares; Mr. Klingl – 60,000 shares; Mr. Loy – 128,214 shares; Mr. McDaniel, – 45,000 shares; Mr. Murphy – 9,333 shares; Mr. Olson – 24,000 shares; Mr. Sullivan – 24,000 shares and Mr. Walcott – 197,119 shares.
(2)	Includes restricted stock which is subject to forfeiture and other restrictions which lapse either quarterly or annually in accordance with the schedule specified in the respective awards, within 60 days following January 31, 2009 as follows: Mr. Argov – 4,500 shares, Mr. Graves – 3,200 shares; Mr. Loy – 4,000 shares; Mr. Murphy – 1,600 shares; and Mr. Walcott – 2,400 shares; all officers and directors as a group – 17,300 shares.
(3)	Calculated based on 113,408,000 outstanding shares of Entegris common stock as of January 31, 2009.
(4)	Includes 695 shares held in the name of Mr. Christman’s wife as to which he disclaims beneficial ownership.
(5)	Includes 1,677,421 shares subject to acquisition by executive officers and directors within 60 days following January 31, 2009 through the exercise of stock options.

Other Principal Holders of Entegris Common Stock

Based on Schedule 13G Reports filed through February 28, 2009 with the Securities and Exchange Commission, the following persons are believed by the Company to be the beneficial owners of more than 5% of Entegris common stock, the Company’s only class of voting securities, as of December 31, 2008:

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
Dimensional Fund Advisors LP	9,536,045	(2)	8.4%
Palisades West, Bldg. One
6300 Bee Cave Rd.
Austin, TX 78746

Cooke & Bieler LP	8,720,083	(3)	7.7%
1700 Market St.
Philadelphia, PA 19103

Wells Fargo & Company	8,374,216	(4)	7.4%
420 Montgomery Street,
San Francisco, CA 202

PRIMECAP Management Company	5,634,961	(5)	5.0%
225 South Lake Ave., #400
Pasadena, CA 91101

(1)	Calculated based on 113,408,000 outstanding shares of Entegris common stock as of January 31, 2009.
(2)	With respect to the shares reported by Dimensional Fund Advisors LP, an investment advisor, it is reported that it exercises sole dispositive power over 9,536,045 shares and sole voting power with respect to 9,439,676 shares.
(3)	With respect to the shares held by Cooke & Bieler LP, an investment advisor, it is reported that it exercises shared dispositive power over 8,720,083 shares and shared voting power with respect to 5,364,748 shares.
(4)	With respect to the shares held by Wells Fargo & Company (Wells), a parent holding or control person, Wells reported that it exercises sole dispositive power over 6,042,465 shares and sole voting power with respect to 6,427,973 shares.
(5)	With respect to the shares held by PRIMECAP Management Company, investment advisor, PRIMECAP reported that it exercises sole dispositive power over 5,634,961 shares and sole voting power with respect to 842,920 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than 10 percent of Entegris Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Entegris common stock. Entegris is required to disclose any failure to file these reports by the required due dates. All of these filing requirements were satisfied in a timely manner during 2008 with the following exceptions: Mr. Graves – two Form 4s, one relating to a sale filed one day late due to administrative error and one relating to an award that although reported in a timely fashion on Form 8-K was filed nine days late due to a communications oversight; Mr. Loy – one Form 4 relating to an award that although reported in a timely fashion on Form 8-K was filed nine days late due to a communications oversight; Mr. Pandraud – one Form 4 relating to the cancellation of restricted stock and stock options in connection with his termination was filed twenty-two days late due to a communications oversight.

REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is composed of three members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter and in Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2008 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit & Finance Committee selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2008. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent registered public accounting firm, the following matters:

•	the plan for, and the independent accountants’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (The Auditor’s Communication With Those Charged with Governance) with KPMG LLP, the Company’s independent registered public accounting firm for 2008. Statement on Auditing Standards No. 61 requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

KPMG LLP also provided the Audit & Finance Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence). PCAOB Rule 3526 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent registered public accounting firm the matters disclosed in this communication and that firm’s independence from Entegris. The Audit & Finance Committee also considered whether the provision of the audit related and tax services to Entegris by the independent registered public accounting firm, which are referred to under ACCOUNTANTS below, is compatible with maintaining such auditors’ independence and concluded that the independent registered public accounting firm met the specified independence standards.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Entegris management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company’s independent registered public accounting firm, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information set forth in this report of the Audit & Finance Committee is not “soliciting material”, deemed to be “filed” with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

Roger D. McDaniel, Chairman

Daniel W. Christman

Brian F. Sullivan

ACCOUNTANTS

KPMG LLP, (“KPMG”) independent registered public accounting firm, has reported on the Company’s consolidated financial statements for the years ended December 31, 2008, 2007 and 2006. The Audit & Finance Committee has also reviewed and approved in advance the scope and nature of the services to be performed for Entegris by that firm. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions.

In connection with their examination of and report on the Company’s financial statements, on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and on the effectiveness of the internal controls over financial reporting for 2008, KPMG also reviewed the Company’s Annual Report on Form 10-K and performed a review of its quarterly financial statements included in the quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Representatives of KPMG regularly attend meetings of the Audit & Finance Committee. The Audit & Finance Committee pre-approves and reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit & Finance Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. In 2008, 2007 and 2006, we did not obtain any of these prohibited services from KPMG. Entegris uses other accounting firms for these types of non-audit services. For additional information concerning the Audit & Finance Committee and its activities with KPMG, see “Corporate Governance” and “Report of the Audit Committee” above.

Audit Fees

Aggregate fees for professional services rendered for the Company by KPMG for the fiscal years ended December 31, 2008 and 2007 were:

Service	Year ended December 31, 2008	Year ended December 31, 2007
Audit Fees	$1,667,000	$1,592,000
Audit Related Fees	131,000	60,000
Tax Fees	121,000	171,000
All Other Fees	—	—

Total	$1,919,000	$1,823,000

The Audit services for the years ended December 31, 2008 and 2007, consisted of professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002 for the years ended December 31, 2008 and 2007; the statutory audits of certain of the Company’s foreign subsidiaries, the review of the Company’s interim consolidated financial statements in quarterly reports to the SEC; and the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings with the SEC.

The fees for Audit Related services for the year ended December 31, 2008 were for auditing procedures performed in connection with the Company’s August 2008 acquisition of Poco Graphite, Inc. The fees for Audit Related services for the year ended December 31, 2007 were for services related to the assessment of the Company’s adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes and auditing procedures performed in connection with the Company’s 2007 acquisition of a specialty coatings business.

The fees for Tax services for the years ended December 31, 2008 and 2007, were for services related to tax compliance, tax planning and tax advice for the Company, principally in international locations.

There were no fees for All Other services for the years ended December 31, 2008 or 2007.

Effective August 10, 2005, the Company’s Board of Directors adopted the charter of the Audit & Finance Committee which requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Entegris.com under “Investors” – “Corporate Governance”. The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non audit services (“Services”) effective August 10, 2005. Under this policy Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent registered public accounting firm and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chairman of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre-approval by the Chairman is subject to review by the full Audit & Finance Committee. All of the fees listed as paid for 2008 and 2007 in the table above received pre-approval by the Company’s Audit & Finance Committee.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than December 4, 2009 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Proposals should be addressed to Peter W. Walcott, Senior Vice President, General Counsel and Secretary, Entegris, Inc., 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws any stockholder of record of Entegris may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Entegris at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named as a nominee and to serve as a director if elected; and (v) a statement whether such nominee, if elected, has agreed to tender, promptly following such election, an irrevocable resignation to be effective if, at the next meeting for the election of directors: (A) the director does not receive the majority vote required by Section 3.3 of the By-Laws and (B) the Board of Directors accepts such resignation; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder; (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder; (iii) the class or series and number of shares of capital stock of the Company that are beneficially owned by each associate of the stockholder or beneficial owner as of the date of the notice; (iv) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the business between or among such stockholder and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); (v) a description of any agreement, arrangement or understanding (whether or not in writing and including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or in cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of capital stock of the Company, including the notional number of shares that are the subject of such agreement, arrangement or understanding; (vi) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Corporation, including the number of shares that are the subject of such agreement, arrangement or understanding;; and (vii) a description of all direct and indirect compensation and any other material agreement, arrangement, understanding or relationship during the past three years between or among such stockholder and its affiliates and associates, or others with whom such stockholder is acting in concert, on the one hand, and each such nominee and his or her affiliates and associates, or others with whom such nominee is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Securities & Exchange Commission Regulation S-K if the stockholder making the nomination, or any affiliate or associate of such stockholder or person with whom the stockholder is acting in concert, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. Further, under the By-Laws the Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

The deadline for receipt of timely notice of stockholder proposals for submission to the Entegris 2010 Annual Meeting of Stockholders without inclusion in the Company’s 2010 proxy statement is February 5, 2010.

Unless such notice is received by Entegris at its offices at 129 Concord Road, Billerica, MA 01821, Attention Peter W. Walcott, Senior Vice President, General Counsel and Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 accompanies this proxy statement. Stockholders may obtain without charge an additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, by writing to Gregory B. Graves, Senior Vice President & Chief Financial Officer, Entegris, Inc. at the Company’s headquarters. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is available through the web site of the Securities & Exchange Commission (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Entegris.com in the “Investors” section under the heading “SEC Filings”.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

Peter W. Walcott

Senior Vice President, General Counsel & Secretary

Chaska, Minnesota

April 3, 2009

ATTN: STEVEN CANTOR 129 CONCORD ROAD BILLERICA, MA 01821

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 5, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Entegris, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 5, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Entegris, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M12012	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENTEGRIS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors of Entegris, Inc. Recommends a Vote “FOR” the Following Nominees.

1. Election of Directors	☐	☐	☐	___________________________________________
To elect as directors of Entegris, Inc. to serve until the 2010 Annual Meeting of Stockholders the nominees listed below:
Nominees:
01) Gideon Argov	05) Gary F. Klingl
02) Michael A. Bradley	06) Roger D. McDaniel
03) Michael P.C. Carns	07) Paul L.H. Olson
04) Daniel W. Christman	08) Brian F. Sullivan

(Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.proxyvote.com.

M12013

ENTEGRIS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ENTEGRIS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 6, 2009

By signing this proxy or granting your proxy by telephone or the Internet as described on the reverse side, you revoke all prior proxies and constitute and appoint Gideon Argov, Gregory B. Graves and Peter W. Walcott and each of them singly, your proxies and attorneys with full power of substitution, to vote all shares of Common Stock of Entegris, Inc. held by you or in respect of which you would be entitled to vote or act at the Annual Meeting of Stockholders of Entegris, Inc. to be held at 129 CONCORD RD., BILLERICA, MA 01821, on May 6, 2009 at 10:00 a.m. local time and at any adjournments of said meeting (except as expressly limited on the reverse side) which you would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL NOMINEES AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

SEE REVERSE SIDE OF THIS CARD FOR VOTING INSTRUCTIONS

CONTINUED AND TO BE SIGNED ON REVERSE SIDE